UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 3, 2019
Date of Report (date of earliest event reported)

Establishment Labs Holdings Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38593	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
Building B15 and 25 Coyol Free Zone Alajuela Costa Rica
(Address of principal executive offices) (Zip Code)
+506 2434 2400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, No Par Value	ESTA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Director; Appointment of Committee Members
On June 3, 2019, the Board of Directors (the “Board”) of Establishment Labs Holdings Inc. (the “Company”) appointed Ms. Lisa Gersh to the Board, effective immediately. Ms. Gersh will serve as a Class III director, with a term expiring at the annual meeting of stockholders to be held in 2021, when she is expected to stand for election by a vote of the Company’s stockholders. In addition, the Board appointed Ms. Gersh as a member of the Nomination and Corporate Governance Committee and Audit Committee of the Board, effective immediately.
Ms. Gersh served as the Chief Executive Officer of Alexander Wang (a global fashion brand) from October 2017 to October 2018. Ms. Gersh served as the Chief Executive Officer of Goop, Inc. (a lifestyle publication curated by Gwyneth Paltrow) from 2014 to 2016. Ms. Gersh served as President and Chief Executive Officer of Martha Stewart Living Omnimedia, Inc. (an integrated media and merchandising company) from 2012 to 2013. Prior thereto, she served as President and Chief Operating Officer of Martha Stewart Living Omnimedia, Inc. from 2011 to 2012. Ms. Gersh served as a director of Martha Stewart Living Omnimedia, Inc. from 2011 to 2013 and has served as a director of Hasbro, Inc. since 2010.
The Board has nominated Ms. Gersh for election as a director because of her extensive expertise in business and experience on other public company boards. The Board has determined that Ms. Gersh qualifies as an Audit Committee Financial Expert due to her prior experience, including her service on public company audit committees and experience as the Chief Executive Officer overseeing Chief Financial Officers of a public company.
In connection with the appointment of Ms. Gersh to the Board on June 3, 2019, she was granted a stock option for 12,000 of the Company’s Common Shares. One-third of the shares subject to the option vest on June 3, 2020 and each one-year anniversary thereafter, subject to Ms. Gersh continuing as a service provider through each such date. The option award is subject to the terms and conditions of the Company’s 2018 Equity Incentive Plan and its related grant agreement. As a director, Ms. Gersh will participate in the compensation program applicable to all non-employee directors, which is described under the heading “Non-Employee Director Compensation” in the Company’s Definitive Proxy Statement relating to the Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 18, 2019.
Ms. Gersh also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-225791) filed with the Securities and Exchange Commission on June 21, 2018.
There are no arrangements or understandings between Ms. Gersh and any other persons pursuant to which Ms. Gersh elected as a director.
On June 6, 2019, the Company issued a press release announcing the appointment of Ms. Gersh. The press release is attached hereto as Exhibit 99.1.
Also on June 3, 2019, concurrent with the appointment of Ms. Gersh, Mr. Nicolas Lewin will stop serving as a member of the Company’s Audit Committee and Compensation Committee. To fill the resulting vacancies, in addition to appointing Ms. Gersh to the Audit Committee, the Board appointed Dr. David Hung as a member of the Compensation Committee.
The Nominating and Corporate Governance Committee shall consist of Ms. Gersh, Dr. Hung and Ms. Lisa Colleran, with Ms. Gersh serving as chair. The Audit Committee shall consist of Ms. Colleran, Ms. Gersh and Mr. Edward Schutter, with Ms. Colleran serving as chair. The Compensation Committee shall consist of Mr. Dennis Condon, Dr. Hung and Mr. Schutter, with Mr. Condon serving as chair. The Board has determined that all of the members of the Audit Committee and the Compensation Committee currently satisfy the independence requirements and other established criteria of The NASDAQ Stock Market LLC.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 3, 2019, the Company held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 17,255,838 of the Company’s Common Shares, representing 84.56% of the voting power of the Company’s Common Shares as of April 9, 2019, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The matters before the Annual Meeting are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 18, 2019.

Proposal 1 - Election of Directors. The following nominees were elected as Class I directors to serve until the 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Against	Abstain	Broker Non-votes
Juan Jose Chacon Quiros	14,945,024	474,577	27,964	1,808,273
Nicholas Lewin	14,944,968	474,577	28,020	1,808,273
Edward Schutter	14,927,884	491,661	28,020	1,808,273
Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of Marcum LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2019 was ratified.

Votes For	Votes Against	Abstain
17,225,329	—	30,509

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Establishment Labs Holdings Inc. dated June 6, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTABLISHMENT LABS HOLDINGS INC.

Dated:	June 6, 2019	By:	/s/ Renee M. Gaeta
		Name:	Renee M. Gaeta
		Title:	Chief Financial Officer